                                  EXHIBIT 99-A

I, Gene M. Henderson, President and Chief Executive Officer of iDine Rewards Network Inc., certify to the best of my knowledge and belief, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of iDine Rewards Network Inc.

Dated:  August 14, 2002


                              /s/ Gene M. Henderson
                              ----------------------
                              Gene M. Henderson
                              President and Chief Executive
                              Officer